UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 4, 2013 (January 2, 2013)

OVERLAND STORAGE, INC.

(Exact name of registrant as specified in its charter)

California	000-22071	95-3535285
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9112 Spectrum Center Blvd, San Diego, California 92123

(Address of principal executive offices, including zip code)

(858) 571-5555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 2, 2013, we received a notice from The NASDAQ Stock Market LLC stating that for the last 30 consecutive business days our common stock had not maintained a minimum market value of listed securities, or MVLS, of $35 million as required for continued listing on The NASDAQ Capital Market under NASDAQ Listing Rule 5550(b)(2). The notice has no effect the listing of our common stock on The NASDAQ Capital Market at this time.

In accordance with Listing Rule 5810(c)(3)(C), we have 180 calendar days, or until July 1, 2013, to regain compliance with the MVLS requirement. To regain compliance, the MVLS of our common stock must be $35 million or more for a minimum of ten consecutive business days ending no later than July 1, 2013. No assurance can be given that we will regain compliance during that period. If we do not regain compliance by July 1, 2013, the NASDAQ staff will provide us with written notification that our common stock is subject to delisting. At that time, we may appeal the delisting determination to a NASDAQ Listing Qualifications Panel.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

OVERLAND STORAGE, INC.

Date:	January 4, 2013		/s/ Kurt L. Kalbfleisch
		By:	Kurt L. Kalbfleisch
Senior Vice President and Chief Financial Officer